As filed with the Securities and Exchange Commission on April 30, 1999.

                                                      Registration No. 333-67943
                                                                    333-67943-01
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                               AMENDMENT NO. 3

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                             AMERICAN STANDARD INC.
             (Exact name of registrant as specified in its charter)
          Delaware                                  25-0900465
(State or other jurisdiction of      (I.R.S. Employer Identification Number)
incorporation or organization)
                              One Centennial Avenue
                            Piscataway, NJ 08855-6820
                                 (732) 980-6000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                        AMERICAN STANDARD COMPANIES INC.
             (Exact name of registrant as specified in its charter)
          Delaware                                  13-3465896
(State or other jurisdiction of       (I.R.S. Employer Identification Number)
incorporation or organization)
                              One Centennial Avenue
                            Piscataway, NJ 08855-6820
                                 (732) 980-6000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                            ------------------------
                            Richard A. Kalaher, Esq.
                   Vice President, General Counsel & Secretary
                             American Standard Inc.
                              One Centennial Avenue
                                  P.O. Box 6820
                            Piscataway, NJ 08855-6820
                                 (732) 980-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                   Copies to:
                             Michael A. Becker, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                            ------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
    If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ========================

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================

                                                           Proposed Maximum         Proposed Maximum
      Title of Each Class of             Amount to          Aggregate Price             Aggregate             Amount of
    Securities to be Registered        be Registered         Per Share (1)         Offering Price (1)      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------

Debt Securities                        $1,000,000,000          100%                   $1,000,000,000            $278,000(2)
=============================================================================================================================

Debt Guarantees                        $1,000,000,000          (3)                    (3)                       none (4)
=============================================================================================================================



(1)  Estimated solely for purposes of calculating the registration fee.

(2) $139,000 was paid with the initial filing of this Registration Statement and an additional $69,500 was paid with Amendment No. 1 to this Registration Statement. An additional $69,500 has been paid in connection herewith.

(3) The additional registrant will not be paid any portion of the proceeds in respect of the Guarantees.

(4) Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the Guarantees.


    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commisssion is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.





                 SUBJECT TO COMPLETION, DATED APRIL 30, 1999



PROSPECTUS


                                 $1,000,000,000


                                 Debt Securities

                        American Standard Inc., as issuer
                 American Standard Companies Inc., as guarantor
                              One Centennial Avenue
                          Piscataway, New Jersey 08855
                                 (732) 980-6000



     American Standard Inc. is a wholly-owned subsidiary of American Standard Companies Inc. This prospectus describes the general terms that will apply to all of the debt securities we intend to offer at one or more times under this registration statement. We will describe the specific terms of each series of debt securities that we offer in a supplement to this prospectus. Supplements will be made available at the time of each offering of debt securities. You should read this prospectus and the related supplement carefully before you invest.

     An investment in these debt securities involves a high degree of risk. Consider carefully the risk factors beginning on page 4 in this prospectus.

                                ----------------

     Neither the Securities and Exchange Commission nor any state securities commission approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------


                        The date of this Prospectus is .

                                TABLE OF CONTENTS


                                                                            Page



THE COMPANY..................................................................3
RISK FACTORS.................................................................4
WHERE YOU CAN FIND MORE INFORMATION..........................................6
USE OF PROCEEDS..............................................................8
RATIO OF EARNINGS TO FIXED CHARGES...........................................8
DESCRIPTION OF DEBT SECURITIES...............................................9
PLAN OF DISTRIBUTION........................................................20
LEGAL MATTERS...............................................................22
EXPERTS ....................................................................22

                            FOR CALIFORNIA RESIDENTS

     With respect to sales of the debt securities being offered hereby to California residents, such debt securities may be sold only to: (1) "Accredited Investors" within the meaning of Regulation D under the Securities Act of 1933,
(2) banks, savings and loan associations, trust companies, insurance companies, investment companies registered under the Investment Company Act of 1940, pension and profit-sharing trusts, corporations or other entities which, together with the corporation's or other entity's affiliates, have a net worth on a consolidated basis according to their most recent regularly prepared financial statements (which shall have been reviewed, but not necessarily audited, by outside accountants) of not less than $14,000,000 and subsidiaries of the foregoing, or (3) any person (other than a person formed for the sole purpose of purchasing the debt securities being offered hereby) who purchases at least $1,000,000 aggregate amount of the debt securities being offered hereby or
(4) any person who (A) had a minimum annual gross income of $65,000 during the last tax year and an expected gross income of $65,000 during the current tax year and a minimum net worth of $250,000 or (B) has a net worth of $500,000 (in each case, excluding home, home furnishings and personal automobiles).

                                ----------------

     Our registered trademarks include: AMERICAN STANDARD(R), IDEAL STANDARD(R), STANDARD(R), TRANE(R), WABCO(R), Copalis(R), DiaSorin(TM), Pylori-Chek(TM) AMRITAGE SHANKS(R), DOLOMITE(R) and PORCHER(R).

                                   THE COMPANY

     We are a global, diversified manufacturer of high quality, brand-name products. In 1998, we had sales of $6.7 billion. We have four operating segments:

     o    air conditioning products - 59% of 1998 sales;

     o    plumbing products - 23% of 1998 sales;

     o    automotive products - 17% of 1998 sales; and

     o    medical systems - 1% of 1998 sales.

     In the first three of these business segments, we are among the three largest providers of the products we produce in the principal geographic areas where we compete. The medical systems segment, formed in 1997, is developing new medical diagnostic technologies.

     Our brand name products include:

     o TRANE(R) and AMERICAN STANDARD(R) air conditioning equipment for use in central air condition systems for commercial, institutional and residential buildings;

     o AMERICAN STANDARD(R), IDEAL STANDARD(R), STANDARD(R), PORCHER(R), ARMITAGE SHANKS(R) and DOLOMITE(R) for bathroom and kitchen fixtures and fittings;

     o WABCO(R) braking and control systems for medium-sized and heavy trucks, buses, trailers and utility vehicles; and

     o Copalis(R) medical diagnostic systems and DiaSorin(TM) and Pylori-Chek(TM) medical diagnostic products.

     One way in which we make our products more competitive is by emphasizing technological advancements such as:

     o air conditioning systems that utilize energy-efficient compressors and refrigerants meeting current environmental standards;

     o    water-saving plumbing products;

     o commercial vehicle antilock braking systems and electronic controls systems; and

     o    innovative medical diagnostic testing using laser technology.

         We conduct significant operations outside the United States which generate approximately one-half of our sales. We have 116 manufacturing facilities in 33 countries and employ approximately 57,000 people.

                                  RISK FACTORS

     Before you invest in the debt securities, you should consider carefully the following risk factors, in addition to the other information contained in this prospectus.

SUBSTANTIAL LEVERAGE -- The significant amount of our indebtedness could adversely affect our financial health and could prevent us from fulfilling our obligations under the debt securities.

     We now have, and when debt securities are issued will continue to have, a significant amount of indebtedness. Our level of indebtedness, approximately $2.9 billion at March 31, 1999, could adversely affect our ability to:

     o    generate sufficient cash to service our debt; and

     o    obtain additional financing in the future.

If our available cash were no longer sufficient to fund our expenditures and debt service obligations, we might need to raise additional funds by:

     o    selling equity securities;

     o    selling a significant amount of our assets; or

     o    refinancing all or a part of our indebtedness.

     We cannot assure you that any of these alternatives will be available, if needed, to permit us to meet our obligations. Moreover, even if we could meet our obligations, we might otherwise be limited in our ability to:

     o    finance capital expenditures;

     o    compete effectively;

     o    expand our business; or

     operate successfully under adverse economic conditions.

SUBORDINATION -- Although the debt securities are referred to as senior debt securities, they will be effectively subordinated to our secured debt and all of the debt and other obligations of our subsidiaries.

Subordination to Secured Creditors in Bankruptcy

     The guarantor, the issuer and certain subsidiaries of the issuer have guaranteed the repayment of the borrowings under the credit agreement, and the stock of the issuer and its foreign and domestic subsidiaries has been pledged as collateral to secure the guarantees. Your debt securities will not be secured. Therefore, in the event of a bankruptcy or similar proceeding, the guarantees granted and collateral pledged under the credit agreement will be available to satisfy our obligations to the lenders under the credit agreement before any payments are made on your securities.

Subordination to Secured Creditors in Disposition of Issuer's Equity

     As secured creditors, the lenders under the credit agreement would control the disposition and sale of the equity of the issuer and its subsidiaries after an event of default under the credit agreement. As secured creditors, they are not legally required to take into account your interests as holders of the debt securities.

Subordination to Creditors of our Subsidiaries

     The debt securities you receive will be effectively subordinated to creditors (including possibly the lenders under the credit agreement and other lenders, tax authorities and trade creditors) and preferred stockholders (if any) of the issuer's subsidiaries.

TAX MATTERS - The Ultimate Resolution of Disputed German Tax Assessments and Pending German Tax Audits Could Have A Material Adverse Effect on Us.

     Audits of our German tax returns for the period 1984-1994 and tax assessments related to certain of those years could result in the Company making substantial monetary payments to German tax authorities. The amounts of any such payments, and the timing thereof, could have a material adverse effect on our liquidity, cash flows and/or results of operations and, consequently, impair our competitive position. In addition, the Company might need to raise additional capital and no assurances can be given as to the availability of debt or equity financing if such need were to arise. See "Item 3. Legal Matters" in

American Standard Companies Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, incorporated herein by reference.

                       WHERE YOU CAN FIND MORE INFORMATION

     American Standard Companies Inc. and its wholly-owned subsidiary, American Standard Inc., file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference facilities maintained at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov. American Standard Companies Inc.'s SEC filings are also available at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We "incorporate by reference" into this prospectus the information we file with the SEC. That means that, rather than reprinting here all of the information contained in our other documents filed with the SEC, we can disclose important information to you by referring you to those documents that are already filed. The information incorporated by reference is an important part of this prospectus and information that we file with the SEC in the future will automatically update and supersede what is printed in this prospectus. We incorporate by reference the following documents that we have filed with the SEC and all of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all the securities offered by this prospectus:


American Standard Companies Inc., as guarantor (File No. 1-11415):


     o Annual Report on Form 10-K for the year ended December 31, 1998, including portions incorporated therein of the guarantor's definitive Proxy Statement dated March 29, 1999.


     o    Current Reports on Form 8-K filed February 12, 1999 and April
          30, 1999.

American Standard Inc., as issuer (File No. 1-470):


     o Annual Report on Form 10-K for the year ended December 31, 1998.

o    Current Reports on Form 8-K filed February 12, 1999 and April 30, 1999.


     You may request a copy of these filings, at no cost, by writing or calling us at the following address:

American Standard Companies Inc.
One Centennial Avenue
P.O. Box 6820
Piscataway, NJ  08855-6820
Attention:  Office of the Secretary
Telephone: (732) 980-6000

     You should rely only on the information incorporated by reference or set forth in this prospectus and that is set forth in the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering our debt securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

     The registration statement that contains this prospectus, including exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's website or at the SEC office mentioned above.

Disclosure Regarding Forward Looking Statements

     We provide information and make statements in this prospectus that are considered forward-looking information or statements. Many of these statements contain words such as "believes," "expects," "intends" and other similar words. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information or statements. Many factors could cause actual results to differ materially from those we believe, expect or intend will occur, including:

          (i) changes in future conditions in one or more of the various geographic and/or product markets in which one or more of our businesses competes, including, without limitation, as to governmental regulation (including attitudes as to competition by non-locally owned businesses); general economic conditions; weather or climate; local or non-local competitive factors; interest rate or currency fluctuations; and/or other conditions or factors;

          (ii) the ability to carry out successfully strategic corporate, marketing, tax and/or sales plans; and

          (iii) accuracy of assessments as to the effects of contingent liabilities, including, without limitations, taxes.

We cannot predict the actual effect these factors will have on our results and many of the factors and their effects are beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

                                 USE OF PROCEEDS


     Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of debt securities for general corporate purposes, which may include the repayment of outstanding debt, including debt incurred to finance the acquisition of the Bathrooms Division of Blue Circle Industries PLC, as well as for stock repurchases, certain investments, acquisitions, additions to working capital or capital expenditures.


                       RATIO OF EARNINGS TO FIXED CHARGES

     Set forth below is the ratio of earnings to fixed charges of American Standard Companies Inc. for the periods indicated. For the purpose of computing the above ratios, fixed charges consist of interest on debt (including capitalized interest), amortization of debt discount and expense, and a portion of rentals determined to be representative of interest. Earnings consist of consolidated net income before income taxes, plus fixed charges other than capitalized interest but including the amortization thereof, adjusted by the excess or deficiency of dividends over income of entities accounted for by the equity method.




                                                  Year Ended December 31,
                                                  -----------------------
                                          1994    1995    1996     1997    1998
                                          ----    ----    ----     ----    ----
Ratio of Earnings to Fixed Charges.......--       2.0     1.3      2.0     1.7

     Earnings were insufficient to cover fixed charges for the year ended December 31, 1994 by $16.0 million. The year ended December 31, 1996 included a non-cash asset impairment charge of $235.2 million resulting from the adoption of Statement of Financial Accounting Standards No. 121. Excluding that charge, the ratio of earnings to fixed charges in that period would have been 2.3.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities. The prospectus supplement will describe the particular terms of the debt securities offered by that prospectus supplement and will note the extent, if any, to which the general provisions described below do not apply to the debt securities so offered. The prospectus supplement relating to each offering of debt securities will also describe any applicable federal income tax considerations. You should read both this prospectus and the applicable prospectus supplement for a description of the terms of each particular series of debt securities.

     The debt securities will be issued under an indenture among the issuer, the guarantor and The Bank of New York, as trustee. The indenture is subject to and qualified by the Trust Indenture Act of 1939. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. The following summaries of certain provisions of the debt securities and the indenture are not meant to be a complete description of the debt securities; however, this prospectus contains the material terms and conditions of the debt securities.

Ranking

     American Standard Companies Inc., the guarantor, has as its only significant asset all the outstanding common stock of American Standard Inc., the issuer. The debt securities will be direct unsecured obligations of the issuer. The guarantor will fully and unconditionally guarantee the payment of principal, premium, if any, and interest on the debt securities. The debt securities will rank pari passu with other unsecured unsubordinated obligations of the issuer. The guarantees will rank pari passu with other unsecured unsubordinated obligations of the guarantor.

Incurrence of Additional Debt

     The indenture does not limit the amount of indebtedness we may issue thereunder. We may issue that the debt securities under the indenture from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures.

     The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the issuer or its subsidiaries or in the event of a change of control. Please see the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below.

Additional Trustees

     The issuer may designate more than one trustee under the indenture, with each trustee acting with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from any trust administered by any other trustee under the indenture. Except as otherwise indicated herein, any action described to be taken may be taken with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Terms that may be described in a prospectus supplement

     The prospectus supplement relating to any series of debt securities being offered will contain specific terms of such series of debt securities. Those specific terms will include some or all of the following:

     o designation, aggregate principal     o  terms of any redemption at the
       amount, currency or composite           option of Holders
       currency and denominations

    o  price and, if an index formula       o  if the debt securities provide
       or other method is used, the            that payments of principal or
       method for determining amounts          interest may be made in a
       of principal or interest                currency other than that in
                                               which debt securities are
                                               denominated, the manner for
                                               determining such payments

    o    maturity date and other dates, if      o provisions, if any, granting
         any, on which principal will be          special rights upon the
         payable                                  occurrence of specified events

    o    interest rate (which may be            o whether and upon what terms
         fixed or variable), if any               debt securities may be
                                                  defeased

    o    date or dates from which interest      o any events of default or
         will accrue and on which interest        restrictive covenants in
         will be payable, and the record          addition to or in lieu of
         dates for the payment of interest        those set forth in the
                                                  indenture

    o    manner of paying principal and         o provisions for electronic
         interest                                 issuance of debt securities
                                                  or for debt securities in
    o    the place or places where principal      uncertificated form
         and interest will be payable

    o    terms of any mandatory or optional     o any additional provisions or
         redemption by us including any           other special terms not in-
         sinking fund                             consistent with the provisions
                                                  of the indenture, including
    o    terms of any conversion or exchange      any terms that may be required
         right                                    or advisable under United
                                                  States or other applicable
    o    tax indemnity provisions                 laws or regulations, or ad-
                                                  visable in connection with the
                                                  debt securities.

     The debt securities may be issued at a discount below their principal amount and provide for less than their entire principal amount to be payable upon any declaration of acceleration of their maturity. In such cases, all material U.S. federal income tax and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement.

Global Securities

     The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities. The global securities will be deposited with a depositary identified in the applicable prospectus supplement relating to such series. Global securities will be issued in registered form. We will describe the specific terms of the de-positary arrangement with respect to a series of debt securities in the applicable prospectus supplement.

Denomination and Interest

     The debt securities will be issuable in denominations of $1,000 and integral multiples thereof.

     The principal of, premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee. Even though we will designate the trustee's corporate office as an official place of payment, we may elect to pay interest by having the trustee either mail a check to the person listed in the applicable register for such debt securities as the owner of the debt securities or by delivering funds to such person, in accordance with their instructions, by wire transfer at an account maintained within the United States. The issuer may at any time designate additional paying agents.

     If we do not pay any interest when due on a debt security (defaulted interest), the interest will not be payable to the holder on the applicable regular record date. We may pay the defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, in which case notice of the special record date shall be given to the holder of the debt security not less than 10 days prior to the special record date, or at any time in any other lawful manner.

Registration and Transfer

     The debt securities of any series may be exchanged or transferred pursuant to procedures in the indenture, without the payment of any service charge, other than tax or other governmental charges. Debt securities in global form may generally be transferred only as a whole unless they are being transferred to nominees of the depository.

     Neither the issuer nor any trustee shall be required to:

     (1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the selection of any debt securities for redemption and ending at the close of business on the day of mailing of the relevant notice of redemption;

     (2) register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

     (3) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

     We have agreed not to consolidate with or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity in any transaction in which the issuer or the guarantor, as applicable, is not the surviving entity unless:

     (1) the successor entity is organized under the laws of the United States or any state or the District of Columbia and expressly assumes the guarantor's or the issuer's obligations under the debt securities and the indenture;

     (2) immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

     (3) we deliver to the trustee an officers' certificate and legal opinion covering certain of such conditions.

     The successor entity shall be substituted for the issuer or the guarantor, as applicable, and thereafter the issuer or the guarantor would no longer have any obligations under the indenture or the debt securities.

Certain Covenants

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include the following covenants of the issuer and the guarantor:

     Existence. Except as permitted under "--Merger, Consolidation or Sale of Assets," each of us is required to do all things necessary to preserve and keep in full force and effect our existence, rights and franchises, unless we determine that their preservation is no longer desirable in the conduct of our business.

     Maintenance of Properties. We are required to maintain all of our material properties used or useful in the conduct of our business in good condition, repair and working order; provided, however, that we shall not be prevented from selling or otherwise disposing of our properties for value in the ordinary course of business.

     Insurance. We are required to cause each of our subsidiaries to maintain reasonably adequate insurance.

     Payment of Taxes and Other Claims. We are required to pay or discharge, before the same shall become delinquent,

     (i) all taxes, assessments and governmental charges imposed upon us or any subsidiary or upon our income, profits or property and

     (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property;

provided, however, that we shall not be required to pay or discharge any such tax, assessment, charge or claim if the amount, applicability or validity of it is being contested in good faith.

Events of Default, Notice and Waiver

     Unless otherwise provided in the applicable prospectus supplement, the following events are "events of default" with respect to any series of debt securities:

     (a)  failure to pay interest on any debt security for 30 days;

     (b) failure to pay the principal of, or premium, if any, on, any debt security when due;

     (c) failure to make any sinking fund payment as may be required for any debt security;

     (d) failure to perform any other covenant in the indenture and continuance of such default for a period of 60 days after written notice as provided in the indenture;

     (e) default under any agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the guarantor or the issuer, or by any subsidiary if the issuer has guaranteed such indebtedness or if the issuer is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $20,000,000, whether such indebtedness now exists or shall hereafter be created, which default results in the acceleration of such indebtedness, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after written notice to the issuer as provided in the indenture;

     (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the guarantor, the issuer or any significant subsidiary of the issuer; and

     (g) any other event of default provided with respect to a particular series of debt securities.

     In clause (f) above, the term "significant subsidiary" has the meaning given to such term in Regulation S-X under the Securities Act.

     A default under one series of debt securities will not necessarily be a default under another series. If an event of default for any series of debt securities occurs and is continuing, then the applicable trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of, and premium, if any, on, all the debt securities of that series to be due and payable immediately. If the debt securities of that series are original issue discount or indexed securities, those debt securities will specify the portion of the principal amount that will be due and payable. In the case of an event of default described in clause (f) above with respect to the issuer, acceleration is automatic.

     If payment on the debt securities has been accelerated, subject to conditions described in the indenture, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences. The holders of at least a majority in principal amount of the outstanding debt securities of any series may also waive any past default with respect to such series and its consequences, except:

     (a) a payment default or

     (b) a default relating to a covenant in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

     The trustee may require indemnity satisfactory to it before it enforces the indenture or the debt securities of the series. Subject to limitations described in the indenture, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing default if it determines that withholding notice is in their interest. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture.

Modification of the Indenture

     We may modify and amend the indenture only with the consent of the holders of at least a majority in principal amount of all outstanding debt securities affected by such modification or amendment. No such modification or amendment may, without the consent of the holder of each such debt security affected thereby:

     (1)  change the stated maturity of any payment on any debt security;

     (2) reduce the principal amount of, or the rate of interest on, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy;

     (3) change the place of payment for, or the coin or currency in which any payment is to be made on, any debt security;

     (4) impair a holder's right to sue to enforce any payment on any debt security;

     (5) modify or affect in any manner adverse to the interest of holders of debt securities the obligation of the guarantor under the guarantees;

     (6) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

     (7) modify any of the foregoing amendment or waiver provisions, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

     The holders of a majority in aggregate principal amount of the outstanding debt securities of each series, on behalf of all holders of debt securities of that series, insofar as that series is concerned, may waive compliance by the issuer and the guarantor with certain restrictive covenants of the indenture.

     Without the consent of any holder of debt securities, we may modify and amend the indenture with the agreement of the trustee thereunder for any of the following purposes:

     (1) to evidence the succession of another person to the obligations of the issuer and the guarantor under the indenture;

     (2) to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the issuer and guarantor in the indenture;

     (3)  to add events of default for the benefit of the holders;

     (4) to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

     (5) to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

     (6)  to secure the debt securities;

     (7)  to establish the form or terms of debt securities of any series;

     (8) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

     (9) to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect; or

     (10) to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series in any material respect.

Discharge, Defeasance and Covenant Defeasance

     We are permitted to discharge obligations, as described below, to holders of any series of debt securities that either have become due and payable or will become due and payable within one year or scheduled for redemption within one year. This discharge will occur when we deposit with the trustee, in trust, funds and/or government obligations in an amount sufficient to pay principal, premium, if any, and interest on the debt securities to the date of such deposit, if such debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

     The issuer may elect either:

     (a) to defease and be discharged from all obligations with respect to such debt securities, except for those obligations specified in the indenture, including obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, and to hold moneys for payment in trust ("indenture defeasance") or

     (b) to be released from those obligations specified in the indenture with respect to such debt securities, including the restrictions described under "--Certain Covenants", or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligation shall not constitute an event of default with respect to such debt securities ("covenant defeasance").

     We may exercise our indenture defeasance option after we exercise our covenant defeasance option. If we exercise our indenture defeasance option, a series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applica-ble to such series. Any discharge of the issuer's obligations shall result in a discharge of the same obligations of the guarantor.

     To exercise either defeasance option, the issuer must:

     (1) irrevocably deposit with the trustee, in trust, funds or governmental obligations, or both, in an amount sufficient to pay the principal of, premium, if any, and interest on such debt securities, and any mandatory sinking fund or similar payments thereon, on the scheduled due dates therefor, and

     (2)  comply with other conditions specified in the indenture.

     In particular, such a trust will only be permitted to be established if the issuer or the guarantor has delivered to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such indenture defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such indenture defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of indenture defeasance, will be required to refer to and be based upon either a ruling received from the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such indenture defeasance, the holders of such debt securities would thereafter be able to look only to the trust fund, established in accordance with clause (1) above, for payment of principal, premium, if any, and interest.

     "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.


     Paragraph deleted.


     If the issuer effects covenant defeasance with respect to any debt securities and those debt securities are accelerated because an event of default other than the event of default occurs relating to restrictive covenants, the amount on deposit with the applicable trustee will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. However, the issuer would remain liable to make payment of the amounts due at the time of acceleration.

     The applicable prospectus supplement may further describe the provisions, if any, permitting indenture defeasance or covenant defeasance, including any modification to the provisions described above, with respect to the debt securities of a particular series.

                              PLAN OF DISTRIBUTION

     We may sell debt securities through underwriters or dealers, directly to one or more purchasers or through agents.

     The applicable prospectus supplement will set forth the terms of the offering of any debt securities, including:

o the names of any underwriters or agents     o the purchase price of such debt
                                                securities

o the proceeds to the issuer from such sale   o any underwriting discounts

o any other items constituting underwrit-     o any initial public offering
  ers' compensation                             price

o any discounts or concessions allowed or     o any securities exchanges on
  reallowed or paid to dealers                  which such debt securities may
                                                be listed

     If underwriters are used in the sale, debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase such debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such debt securities if any of such debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only underwriters named in a prospectus supplement are deemed to be underwriters in connection with the debt securities offered thereby.

     We may sell debt securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of debt securities will be named, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

     If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase such debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of the debt securities sold pursuant to the contracts shall be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The contracts will not be subject to any conditions except:

     (1) the purchase by an institution of the debt securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

     (2) if the debt securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the debt securities less the principal amount thereof covered by the contracts.

     The underwriters will not have any responsibility in respect of the validity or performance of the contracts.

     If dealers are utilized in the sale of any debt securities, we will sell such debt securities to the dealers, as principal. Any dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to such debt securities being offered thereby.

     It has not been determined whether any series of debt securities will be listed on a securities exchange. Underwriters will not be obligated to make a market in any series of debt securities. We cannot predict the level of trading activity in, or the liquidity of, any series of debt securities. In order to comply with the securities laws of certain states, if applicable, the debt securities will be sold in such jurisdictions only through registered or licensed brokers or dealers.

     Any underwriters, dealers or agents participating in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of debt securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against liabilities arising as a result of the offering, including liabilities under the Securities Act of 1933 or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engaged in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

                                  LEGAL MATTERS

     The legality of the debt securities and the guarantees covered by this prospectus will be passed upon for the issuer and the guarantor by Richard A. Kalaher, Esq., Vice President, General Counsel & Secretary of the issuer and the guarantor. Any underwriters, dealers or agents will be advised about other issues relating to any offering by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                     EXPERTS


     The consolidated financial statements and schedules of American Standard Inc. and American Standard Companies Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, incorporated by reference in American Standard Inc.'s and American Standard Companies Inc.'s Annual Reports on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the registrant's expenses in connection with the issuance of the debt securities being registered. Except for the registration fee, the listed amounts are estimates.


        Registration fee ................................   $278,000

        Blue Sky fees and expenses ......................     25,000
        Trustee's fees ..................................     25,000
        Printing and duplicating expenses ...............    250,000
        Legal fees and expenses .........................    100,000
        Accounting fees and expenses ....................    100,000
        Miscellaneous ...................................      7,000
                                                             =======
                 Total ..................................   $785,000
                                                            ========



Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Dela-ware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the Delaware Law, the Restated Certificates of Incorporation of each of the issuer and guarantor contains a provision to limit the personal liability of the directors for violations of their fiduciary duty. This provision eliminates each director's liability to either the issuer or guarantor or their respective stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to either the issuer or guarantor or their stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Subsection (b) of Article EIGHTH of the guarantor's Restated Certificate of Incorporation and subsection (b) of Article SEVENTH of the issuer's Restated Certificate of Incorporation provides for indemnification of directors and officers as follows:

          (a) The Corporation shall indemnify, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to be taken or omitted in such capacity, and may to the same extent indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or any appeal therefrom.

     Article VI of the Amended By-Laws of each of the issuer and the guarantor provides for indemnification of directors and officers as follows:

     Section 6.1. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 6.2. Successful Defense. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 6.3. Determination That Indemnification Is Proper. Any Indemnification of a Director or officer of the Corporation under Section 6.1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.1 hereof. Any indemnification of an employee or agent of the Corporation under Section 6.1 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 hereof. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 6.4. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 6.5. Procedure for Indemnification of Directors and Officers. Any indemnification of a Director or officer of the Corporation under Sections 6.1 and 6.2, or advance of costs, charges and expenses to a Director or officer under Section 6.4 of this Article, shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court or competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.4 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.1 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 6.6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect. Any repeal or modification of these indemnification provisions shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.7. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

     Section 6.8. Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Item 16.  Exhibits.

Exhibit No.                Description

     (1) Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the issuer's Registration Statement on Form S-3 (File No. 333-32627)).

     (4)  Indenture for the Senior Debt Securities (incorporated by reference to
          Exhibit 4.1 to the issuer's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1998).

     (5) Opinion of Richard A. Kalaher, Esq., regarding the legality of the securities being registered.*

     (12) Computation of ratios of earnings to fixed charges of the issuer.*

     (23) (i) Consent of Ernst & Young LLP.

          (ii) Consent of Richard A. Kalaher, Esq., included in Exhibit (5).*

          (iii) Consent of Meilicke Hoffmann & Partner.*

     (24) Powers of Attorney.*

     (25) Statement of Eligibility on Form T-1 of The Bank of New York.*

     (27) Financial Data Schedule (incorporated by reference to Exhibit 27 to the issuer's Form 10-K for the fiscal year ended December 31, 1998).

-----------------------
* Previously filed.

Item 17.  Undertakings.

(a)  The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of either registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Piscataway, State of New Jersey on April 30, 1999.


                             AMERICAN STANDARD INC.


                             By:/s/ EMMANUEL A. KAMPOURIS
                                --------------------------------
                                   (Emmanuel A. Kampouris)
                                   Chairman, President and Chief
                                    Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on April 30, 1999.



/s/ EMMANUEL A. KAMPOURIS                      Chairman, President and Chief Executive Officer;
------------------------------------           Director (Principal Executive Officer)
         (Emmanuel A. Kampouris)

/s/ GEORGE H. KERCKHOVE                        Vice President and Chief Financial Officer;
------------------------------------           Director (Principal Financial Officer)
         (George H. Kerchkhove)

/s/ G. RONALD SIMON                            Vice President and Controller
------------------------------------           (Principal Accounting Officer)
              (G. Ronald Simon)

*                                              Director
------------------------------------
              (Steven E. Anderson)

*                                              Director
------------------------------------
              (Horst Hinrichs)

                                      II-9



*                                              Director
------------------------------------
              (Shigeru Mizushima)

*                                              Director
------------------------------------
              (Roger W. Parsons)

*                                              Director
------------------------------------
              (J. Danforth Quayle)

*                                              Director
------------------------------------
              (David M. Roderick)

*                                              Director
------------------------------------
              (Joseph S. Schuchert)

*By:  /s/ FREDERICK C. PAINE
      ------------------------------------
              (Frederick C. Paine,
              as attorney-in-fact)

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Piscataway, State of New Jersey on April 30, 1999.


                        AMERICAN STANDARD COMPANIES INC.


                        By:/s/ EMMANUEL A. KAMPOURIS
                           ---------------------------------------------------
                               (Emmanuel A. Kampouris)
                               Chairman, President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on April 30, 1999.


/s/ EMMANUEL A. KAMPOURIS                      Chairman, President and Chief Executive Officer;
------------------------------------           Director (Principal Executive Officer)
         (Emmanuel A. Kampouris)

/s/ GEORGE H. KERCKHOVE                        Vice President and Chief Financial Officer;
------------------------------------           Director (Principal Financial Officer)
         (George H. Kerchkhove)

/s/ G. RONALD SIMON                            Vice President and Controller
------------------------------------           (Principal Accounting Officer)
              (G. Ronald Simon)

*                                              Director
------------------------------------
              (Steven E. Anderson)

*                                              Director
------------------------------------
              (Horst Hinrichs)

                                      II-11



*                                              Director
------------------------------------
              (Shigeru Mizushima)

*                                              Director
------------------------------------
              (Roger W. Parsons)

*                                              Director
------------------------------------
              (J. Danforth Quayle)

*                                              Director
------------------------------------
              (David M. Roderick)

*                                              Director
------------------------------------
              (Joseph S. Schuchert)

*By:  /s/ FREDERICK C. PAINE
      ------------------------------------
              (Frederick C. Paine,
              as attorney-in-fact)

                                     II-12